UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2020

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2020, Allen L. Dittrich, Senior Vice President and Chief Merchandising and Marketing Officer of Duluth Holdings Inc. (the “Company”), notified the Company of his intent to retire after over five years of service to the Company, which was preceded by his service on the Company’s advisory board of directors in 2014.  Mr. Dittrich’s retirement will be effective May 7, 2020 (the “Retirement Date”).  In connection with his planned retirement, the Company and Mr. Dittrich have entered into a letter agreement, pursuant to which Mr. Dittrich will receive nine months of base salary continuation at the annual rate of $350,000 following the Retirement Date and 24,010 shares of Mr. Dittrich’s unvested Class B Common stock of the Company that are scheduled to vest after the Retirement Date will vest immediately upon the Retirement Date.  The Company does not intend to appoint a principal operating officer to fill the vacancy, and Mr. Dittrich’s duties will be divided amongst current officers of the Company.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated April 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: May 1, 2020	By: /s/ Stephen L. Schlecht
Stephen L. Schlecht Chief Executive Officer and Executive Chairman